UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-588-8109

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of New Directors

On January 10, 2006, Hyperion Solutions Corporation ("Hyperion") filed a Form 8-K in connection with the appointments of Nanci Caldwell and Maynard Webb to its Board of Directors, effective February 15, 2006. At the time of their appointments, Ms. Caldwell and Mr. Webb were not named to serve on any committees of the Board of Directors.

This Current Report on Form 8-K/A is being filed as an amendment to the Form 8-K mentioned above and serves as notice that on February 16, 2006, Hyperion's Board of Directors appointed Ms. Caldwell as a member of both the Audit Committee and the Compensation Committee. In addition, the Board appointed Mr. Webb as a member of the Corporate Governance and Nominating Committee. As a result of these appointments, Hyperion's Board of Director Committee memberships are as follows as of February 16, 2006. The Audit Committee is composed of three members: Gary Greenfield (chair), Nanci Caldwell and Terry Carlitz. The Compensation Committee is composed of three members: John Riccitiello (chair), Nanci Caldwell and Terry Carlitz. The Corporate Governance and Nominating Committee is composed of three members: Henry Autry (chair), Yorgen Edholm and Maynard Webb.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

February 17, 2006	By:	/s/Robin Washington

Name: Robin Washington
Title: Chief Financial Officer